 Exhibit 10.27

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

DEFEASANCE PLEDGE AND SECURITY AGREEMENT

THIS DEFEASANCE PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of October 20, 2022 is made by and among IONIS GAZELLE, LLC, a Delaware limited liability company (“Original Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2017-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C3, as secured party (said Trustee or its successors and assigns, “Lender”), and, for the sole purpose of agreeing to the provisions of Sections 6(a)(viii), 7, 8, 9(b), 12, 14, 15, 16, 22, 25 and 26 of this Agreement, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as Securities Intermediary and Custodian (together with its successors and assigns, “Intermediary”).

RECITALS:

A.       UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Original Lender”), made a loan (the “Mortgage Loan”) to Original Borrower in the original principal amount of $51,350,000.00, made pursuant to a Loan Agreement dated July 18, 2017 (the “Loan Agreement”), and evidenced by (1) a Promissory Note A-1 dated July 18, 2017 in the original principal amount of $36,350,000.00 (the “Note A-1”), (2) a Promissory Note A-2 dated July 18, 2017 in the original principal amount of $5,000,000.00 (the “Note A-2”), and (3) a Promissory Note A-3 dated July 18, 2017 in the original principal amount of $10,000,000.00 (Note A-1, Note A-2 and Note A-3 are, individually and collectively, the “Note” or the “Notes”).

B.       The Mortgage Loan and the Notes are secured by, among other things, a Deed of Trust and Security Agreement dated July 18, 2017 from Original Borrower to and for the benefit of Original Lender (the “Security Instrument”), which grants to Original Lender, among other things, a lien on the real and personal property described in said Security Instrument (the “Mortgaged Property”). The Mortgage Loan is further evidenced or secured by various other documents, including guaranties, executed by Original Borrower and others in favor of Original Lender (together with the Notes, the Loan Agreement and the Security Instrument, the “Mortgage Loan Documents”).

C.       Original Lender assigned all of its right, title and interest in the Mortgage Loan and the Mortgage Loan Documents (by one or more assignments) to Lender in connection with the issuance of UBS Commercial Mortgage Trust 2017-C3, Commercial Mortgage Pass-Through Certificates, Series 2017-C3 (the “Certificates”). Lender is the current holder of the Notes and the owner of the Mortgage Loan and the Mortgage Loan Documents.

D.       Midland Loan Services, a division of PNC Bank, National Association (“Servicer”), is the Master Servicer under the Pooling and Servicing Agreement dated as of August 1, 2017 (as from time to time amended, supplemented or modified, the “Pooling and Servicing Agreement”).

E.       Pursuant to the Mortgage Loan Documents, Original Borrower has directed Lender to release the Mortgaged Property and all escrows and reserves from the liens and security interests of the Security Instrument and to release any other collateral or security previously given by Original Borrower as security for the Mortgage Loan upon Original Borrower’s defeasance of the Mortgage Loan (the “Defeasance”).

F.       Original Borrower is the legal and beneficial owner of the securities listed in Exhibit A hereto (collectively, the “Securities”). Pursuant to the Mortgage Loan Documents, one of the conditions precedent to Lender’s obligation to release the lien of the Security Instrument on the Mortgaged Property is that Original Borrower grant a security interest in the Pledged Collateral (as defined herein) to Lender to secure the payment and performance in full when due of all amounts payable under the Mortgage Loan Documents.

G.       The parties intend that immediately after the execution of this Agreement, Lender, Servicer, Original Borrower, DHC UBSCM 17 C3 Successor Borrower-R, LLC, a Delaware limited liability company (“Successor Borrower”), and Intermediary will enter into the Defeasance Assignment, Assumption and Release Agreement of even date herewith (the “Defeasance Assumption Agreement”) pursuant to which, among other things, Original Borrower will transfer the Pledged Collateral to Successor Borrower and, to the extent set forth in the Defeasance Documents, Successor Borrower will assume the rights and obligations of Original Borrower under the Note, this Agreement and the Account Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Borrower, Lender, and (as to the provisions specified in the first paragraph of this Agreement) Intermediary agree as follows:

Section 1.	Definitions.

The following terms shall have the following meanings when used herein. Each capitalized term used and not defined herein shall have the meaning assigned to such term in the Mortgage Loan Documents.

“Account Agreement” means the Defeasance Account Agreement of even date herewith among Original Borrower, Lender, Servicer, Intermediary, and Account Bank.

“Accountant’s Report” means that certain Defeasance Report of even date herewith from Causey Demgen & Moore P.C. regarding the Defeasance, a copy of which is attached hereto as Exhibit B.

“Action” has the meaning set forth in Section 16 herein.

“Book-Entry Securities” means U.S. Obligations that are (a) “Book-Entry Securities” as defined in 31 C.F.R. Section 357.2, that have been issued by the United States Department of the Treasury, (b) “Book-Entry GSE Securities” as defined in the regulations of the United States Department of Housing and Urban Development governing direct obligations of FNMA and FHLMC (24 C.F.R. Part 81, as amended), or (c) “Book-Entry Funding Corporation Securities” as defined in the regulations of the United States Department of the Treasury governing securities issued by REFCO (12 C.F.R. Part 1511, as amended), and are, in each case, maintained in the Treasury/Reserve Automated Debt Entry System (“Trades”) of the Federal Reserve Bank pursuant to 31 C.F.R. Subpart B.

“Business Day” means any day other than (a) a Saturday or a Sunday and (b) a day on which federally insured depository institutions in New York, New York or the Intermediary Office Location are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

“Cash Deposit” means a sum of cash no greater than $1,000.00 in immediately available funds deposited by Original Borrower into the Pledged Collateral Account on the date hereof.

“Certificates” has the meaning set forth in the Recitals.

“Claim” has the meaning set forth in Section 22 herein.

“Code” means the Uniform Commercial Code of the State.

“Custodian” means the Intermediary in its capacity as custodian of the Pledged Collateral Account.

“Defeasance” has the meaning set forth in the Recitals.

“Defeasance Assumption Agreement” has the meaning set forth in the Recitals.

“Defeasance Certificate” means the Defeasance Certificate of even date herewith executed by Original Borrower.

“Defeasance Documents” means this Agreement, the Account Agreement, the Defeasance Assumption Agreement, the Waiver and Consent, the Defeasance Certificate, the Note, and all financing statements now or hereafter filed in connection with this Agreement and all other documents, instruments and agreements now or hereafter executed in connection with the Defeasance, all as amended, continued or otherwise modified; provided, that for purposes of any assumption of any obligations by the Successor Borrower under the Defeasance Assumption Agreement, the Waiver and Consent and the Defeasance Certificate shall be excluded from this definition.

“Eligible Institution” means (i) a federal or state chartered depository institution or trust company whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1” by S&P, at least P1 by Moody’s and at least F-1+ by Fitch if the deposits in the Pledged Collateral Account are to be held for thirty (30) days or less, or (ii) a federal or state-chartered depository institution or trust company whose long-term unsecured debt obligations are rated at least “A+” by S&P, at least “Aa3” by Moody’s and at least “AA-” by Fitch if the deposits in the Pledged Collateral Account are to be held for more than thirty (30) days, or (iii) the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b), or (iv) an institution otherwise acceptable to each Rating Agency, as confirmed in writing that the holding by such institution of the Pledged Collateral Account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Certificates.

“Entitlement Order” means “entitlement order” as defined in Section 8-102 of the Code.

“Entity” means a limited liability company.

“Entity State” means the State of Delaware.

“Event of Default” has the meaning set forth in Section 9(a).

“Federal Book-Entry Regulations” means the regulations of (a) the United States Department of the Treasury governing the transfer and pledge of marketable Book-Entry Securities maintained in the form of entries in the TRADES book-entry system in the Federal Reserve Bank, as set forth in 31 C.F.R. Part 357, as amended, (b) the United States Department of Housing and Urban Development regulations governing the transfer and pledge of securities issued by FNMA or FHLMC, in each case maintained by a Federal Reserve Bank in the form of entries in the Book-Entry System (as defined in Subpart A of 24 C.F.R. Part 81) as set forth in Subpart H of 24 C.F.R. Part 81, and (c) the U.S. Treasury regulations governing the transfer and pledge of securities issued by REFCO, and maintained by a Federal Reserve Bank in the form of entries in the Book-Entry System (as defined in 12 C.F.R. Part 1511) as set forth in 12 C.F.R. Part 1511.

“Federal Reserve Bank” means the Federal Reserve Bank at which Intermediary maintains its Participant’s Securities Account.

“FHLMC” means the Federal Home Loan Mortgage Corporation.

“Final Payment Date” means the Open Prepayment Commencement Date.

“Financial Asset” means a “financial asset” as defined under Section 8-102(a)(9) of the Code.

“FNMA” means the Federal National Mortgage Association.

“Governmental Authority” means any federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof.

“Guarantor” means Ionis Pharmaceuticals, Inc., a Delaware corporation.

“Indemnitees” has the meaning set forth in Section 22 herein.

“Intermediary” has the meaning set forth on page 1.

“Intermediary Office Location” means Phoenix, Arizona.

“IRC” means the Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the United States Department of the Treasury issued pursuant thereto.

“Lender” has the meaning set forth on page 1.

“Loan Agreement” has the meaning set forth in the Recitals.

“Mortgage Loan” has the meaning set forth in the Recitals.

“Mortgage Loan Documents” has the meaning set forth in the Recitals.

“Mortgaged Property” has the meaning set forth in the Recitals.

“Note” or “Notes” has the meaning set forth in the Recitals.

“Note A-1” has the meaning set forth in the Recitals.

“Note A-2” has the meaning set forth in the Recitals.

“Note A-3” has the meaning set forth in the Recitals.

“Obligor” means any issuer, guarantor or other obligor with respect to any of the Securities or any Permitted Investment.

“Open Prepayment Commencement Date” means April 6, 2027, which is the Monthly Payment Date that occurs four (4) months prior to the Stated Maturity Date specified in the Loan Agreement.

“Original Borrower” has the meaning set forth on page 1.

“Participant’s Securities Account” means a “Participant’s Securities Account” (as defined in the Federal Book-Entry Regulations) at a Federal Reserve Bank to which Book-Entry Securities may be credited.

“Permitted Investment” has the meaning set forth in Exhibit C attached hereto.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledged Collateral” has the meaning set forth in Section 2.

“Pledged Collateral Account” means Account No. 212740751 titled “Ionis Gazelle-SIDEF” at Intermediary, which is the Securities Account maintained by Intermediary in the name of Lender.

“Pledged Entitlements” has the meaning set forth in Section 2(b).

“Pledgor” means the legal and beneficial owner of the Securities from time to time. Prior to the assumption of the Defeasance Documents by Successor Borrower, Original Borrower is the Pledgor, and after the assumption of the Defeasance Documents pursuant to the Defeasance Assumption Agreement, Successor Borrower is the Pledgor to the extent set forth in the Defeasance Assumption Agreement.

“Pool Defeasance Collateral” has the meaning set forth in Exhibit D attached hereto.

“Pool Defeasance Documents” has the meaning set forth in Exhibit D attached hereto.

“Pool Defeasance Transactions” means, if applicable, one or more transactions in which Successor Borrower becomes the successor borrower under one or more defeased mortgage loans that are owned by Lender as trustee with respect to the Certificates.

“Pooling and Servicing Agreement” has the meaning set forth in the Recitals.

“Proceeds” means “proceeds” as defined in Section 9-102 of the Code or as defined in the Uniform Commercial Code as in effect in any jurisdiction whose law applies to such proceeds or as defined under other applicable law.

“REFCO” means the Resolution Funding Corporation.

“REMIC” means a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRC.

“Secured Obligations” means the principal amount of the Note outstanding from time to time, as increased or decreased as a result of prepayment, modification or otherwise, and all accrued and unpaid interest thereon and all other obligations, expenses, and liabilities due or to become due to Lender under the Defeasance Documents, including without limitation all costs and expenses incurred by Lender in collecting amounts due under the Defeasance Documents and in enforcing the Defeasance Documents.

“Securities” has the meaning set forth in the Recitals and are listed on Exhibit A attached hereto.

“Securities Account” means the securities account (as defined in Section 8-501(a) of the Code) maintained by Intermediary for Lender to which the Securities have been credited and is sometimes also referred to herein as the “Pledged Collateral Account”.

“Securities Intermediary” means a “securities intermediary” within the meaning of Section 357.2 or 12 C.F.R. Part 1511.1 of the Federal Book-Entry Regulations and Section 8-102 of the Code.

“Security Entitlement” means a “security entitlement” as defined in the Federal Book-Entry Regulations with respect to a Book-Entry Security.

“Security Instrument” has the meaning set forth in the Recitals.

“Servicer” has the meaning set forth in the Recitals.

“Single Purpose Entity” has the meaning set forth in Exhibit D attached hereto.

“State” means the State of New York, the laws of which State shall govern the terms of this Agreement and the other Defeasance Documents.

“Successor Borrower” has the meaning set forth in the Recitals. Successor Borrower will assume the rights and obligations of Original Borrower under the Note, this Agreement and the Account Agreement pursuant to the Defeasance Assumption Agreement, to be executed immediately after the execution of this Agreement.

“U.S. Obligations” means non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent permitted by the Mortgage Loan Documents and acceptable to Lender and the Rating Agencies, other “government securities” as such term is defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1, et seq.), that are not subject to prepayment, call or early redemption, that are not certificates of deposit, and that are maintained in the form of entries on the books of a Federal Reserve Bank.

“UBSCM 2017-C3 Pool” has the meaning set forth in Exhibit D attached hereto.

“Waiver and Consent” means the Waiver and Consent of even date herewith between Original Borrower and Lender.

Section 2.	Pledge.

As collateral security for the Secured Obligations, Original Borrower hereby pledges, assigns, transfers and grants to Lender a continuing first priority security interest in and lien on all of the right, title and interest of Original Borrower in, to and under the following property (collectively, the “Pledged Collateral”):

(a)       the Securities and any interest of Original Borrower in the entries on the books of any Securities Intermediary (including Intermediary) pertaining to the Securities;

(b)       all Security Entitlements with respect to the Securities and with respect to any Permitted Investments (the “Pledged Entitlements”);

(c)       all Proceeds of the Securities and the Pledged Entitlements, including, without limitation, proceeds of any indemnity, warranty or guarantee payable from time to time with respect to any of the Securities or the Pledged Entitlements, or payments (in any form) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Securities or the Pledged Entitlements by or on behalf of any Governmental Authority, and any and all other amounts from time to time paid or payable under or in connection with any of the Securities or the Pledged Entitlements; and

(d)       any and all other (i) funds and Financial Assets and Proceeds thereof now or hereafter deposited in or credited to the Pledged Collateral Account at Intermediary (which account is the Securities Account), including the Cash Deposit, (ii) interest and earnings on any of the Pledged Collateral including interest that accrues either before or after the commencement of any bankruptcy or insolvency proceeding by or against Original Borrower or Successor Borrower, (iii) present and future accounts, general intangibles, chattel paper, contract rights, deposit accounts, instruments and documents (as defined in the Code or in the Uniform Commercial Code as in effect in any jurisdiction whose law applies to such property) now or hereafter relating or arising with respect to the Pledged Collateral Account and/or the use thereof, and (iv) cash and non-cash Proceeds and products of the items described in subclauses (i), (ii) and (iii) of this Section 2(d).

Section 3.	Secured Obligations.

This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all of the Secured Obligations (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Original Borrower or Successor Borrower for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under the United States Bankruptcy Code, 11 U.S.C. § 362(a)).

Section 4.	No Release or Assumption of Original Borrower’s Obligations to Others.

The granting by Original Borrower to Lender of the security interest in the Pledged Collateral shall not relieve Original Borrower from the performance of any term, covenant, condition or agreement on Original Borrower’s part to be performed or observed on or prior to the date hereof in connection with the acquisition of the Pledged Collateral or from any liability to any Person other than Lender in connection with the acquisition of the Pledged Collateral and the granting of the security interest therein or impose any obligation on Lender to perform or observe any such term, covenant, condition or agreement to be so performed or observed by Original Borrower or impose any liability on Lender for any act or omission on the part of Original Borrower relating thereto or for any breach of any representation or warranty to any Person other than Lender by Original Borrower with respect to the acquisition of the Pledged Collateral or made in connection herewith or therewith. The provisions set forth in this Section 4 shall survive any release of Original Borrower by Lender set forth in the Defeasance Documents and any termination of this Agreement.

Section 5.	Further Assurances.

Pledgor agrees that, upon written request of Lender at any time and from time to time, it will make, execute, endorse, acknowledge and file and refile, or permit Lender to file and refile, such lists, descriptions and designations of the Pledged Collateral, copies of documents of title, vouchers, invoices, schedules, Entitlement Orders, powers of attorney, assignments, confirmatory assignments, supplements, additional security agreements, financing statements, amendments thereto, continuation statements, transfer endorsements and other documents (including, without limitation, this Agreement), in form reasonably satisfactory to Lender wherever required or permitted by law in order to perfect, protect and preserve the rights and interests granted to Lender hereunder. Pledgor hereby authorizes Lender and appoints Lender as its attorney-in-fact to file such financing statements, continuation statements, amendments thereto and other documents related to the Pledged Collateral, without the signature of Pledgor, to the fullest extent permitted by applicable law, and Pledgor agrees to do such further acts and things, and to execute and deliver to Lender such additional assignments, agreements, powers and instruments, as Lender may reasonably require to effectuate the purposes of this Agreement, to preserve or protect the lien on the Pledged Collateral created by this Agreement, or to assure and confirm unto Lender its rights, powers and remedies hereunder. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. All of the foregoing shall be at the sole cost and expense of Original Borrower on or prior to the date of this Agreement, and at the sole cost and expense of Successor Borrower after the date of this Agreement. The grant of rights and authority to Lender pursuant to the provisions set forth in this Section 5 shall survive any release of Original Borrower by Lender set forth in the Defeasance Documents and any termination of this Agreement.

Section 6.	Original Borrower Representations, Warranties and Covenants.

(a)       Original Borrower represents and warrants and covenants as follows:

(i)           Value. Pledgor has received value (as defined in the Code) for the Secured Obligations and for the granting of the security interest described herein.

(ii)          Rights in Pledged Collateral. The Securities exist and Original Borrower is, as of the date hereof, and as to all Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the owner of good and marketable title to all of the Pledged Collateral, subject to only the liens granted to Lender pursuant to this Agreement and the assumption of the obligations of Original Borrower hereunder by Successor Borrower pursuant to the Defeasance Assumption Agreement.

(iii)            No Liens or Other Financing Statements. Except for (1) the liens granted to Lender under this Agreement and financing statements filed or to be filed with respect to and covering the lien granted by Original Borrower pursuant to this Agreement, and (2) the assignment of the Pledged Collateral to Successor Borrower to be consummated immediately after the execution of this Agreement pursuant to the terms and conditions of the Defeasance Assumption Agreement, Original Borrower:

(A)              holds the Pledged Collateral now existing, free and clear of any lien, claim, or encumbrance;

(B)              has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral, and shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Lender;

(C)              has not authorized and has no knowledge of any control agreement or financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, other than the Account Agreement; and so long as Original Borrower remains obligated to pay the Secured Obligations, Original Borrower shall not enter into any such control agreement or execute, file or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to the Pledged Collateral; and

(D)              is not aware of any judgment liens or tax liens against Original Borrower.

(iv)          Perfection. Based on the Accountant’s Report and to the best of Original Borrower’s knowledge, all of the Securities are U.S. Obligations. Original Borrower has taken or caused, or authorized and directed other Persons to take, all actions necessary to effect the creation and perfection of Lender’s security interest in the Securities and other Pledged Collateral. This Agreement, together with the book entries described in Section 6(a)(viii) below, and any other actions taken with respect to the Pledged Collateral pursuant to this Agreement, create a valid and continuing and perfected first priority security interest in the Pledged Collateral in favor of Lender pursuant to the Code, securing the Secured Obligations, and enforceable as such as against creditors of and purchasers from Original Borrower.

(v)           Authorization; Enforceability. Original Borrower is an Entity duly organized or incorporated, validly existing and in good standing under the laws of the Entity State and is duly qualified to conduct business in the state where the Mortgaged Property is located. Original Borrower has full power, authority and legal right to enter into this Agreement and to pledge and grant a lien on the Pledged Collateral pursuant to this Agreement. This Agreement has been duly authorized, executed and delivered by Original Borrower and constitutes the legal, valid and binding obligation of Original Borrower, enforceable against Original Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, and similar laws affecting the rights of creditors generally.

(vi)          No Consents, Etc. With the exception of the filing contemplated by Section 6(a)(iv), no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, Governmental Authority, or with any securities exchange or any other Person is required in connection with (1) the due execution, delivery or performance by Original Borrower of this Agreement, (2) the assignment of, and the grant of a lien on (including the priority thereof), the Pledged Collateral by Original Borrower in the manner and for the purpose contemplated by this Agreement, or (3) the exercise of the rights and remedies of Lender created hereby except those that have been obtained or made prior to or concurrently with the execution hereof, including, without limitation, filings in the appropriate offices under the Code.

(vii)           No Breach. The execution and delivery of this Agreement by Original Borrower, the consummation of the transactions herein contemplated by Original Borrower, and the compliance by Original Borrower with the terms and provisions hereof will not conflict with or result in a breach of, the formation documents of Original Borrower, any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which Original Borrower is a party or by which Original Borrower is bound or to which any of the Pledged Collateral is subject, or result in the creation or imposition of any lien upon any earnings or assets of Original Borrower pursuant to the terms of any such agreement or instrument.

(viii)         Actions With Respect to Securities. Original Borrower shall cause the Securities to be credited to Intermediary’s Participant’s Securities Account maintained at the Federal Reserve Bank at which Intermediary maintains a Participant’s Securities Account, and to be identified on the records of such Federal Reserve Bank as being held for the sole and exclusive account of Intermediary. Original Borrower does hereby (1) direct Intermediary to credit by book-entry such Securities to the Pledged Collateral Account of Lender and hold the same for the sole and exclusive account of Lender for the benefit of Lender, and (2) direct Intermediary to send a written confirmation to Lender that Intermediary has so credited the Securities to such Pledged Collateral Account and is holding the Securities for the sole and exclusive account of Lender for the benefit of Lender in accordance with the terms of this Agreement. Original Borrower hereby agrees that Intermediary is the Securities Intermediary at which the Pledged Collateral Account of Lender is maintained. Original Borrower hereby directs Intermediary to comply with all Entitlement Orders of Lender with respect to the Pledged Collateral.

(ix)             Pledged Collateral. The list of the Securities is complete and accurate and all of the Securities are Book-Entry Securities. If the Securities include securities identified as obligations of FHLMC or FNMA, they are direct debt obligations of such agency; if the Securities include securities identified as obligations of REFCO, they are interest-only strips that are direct obligations of REFCO. On the date hereof, all information set forth herein (including the exhibits hereto) and in the Accountant’s Report (including the schedules thereto), or otherwise provided to Lender by or on behalf of Original Borrower, is accurate and complete. None of the Securities is subject to prepayment call or early redemption, and all of the Securities are payable in United States Dollars.

(x)              Single Purpose Entity. Original Borrower has complied, and shall continue to comply, with the single purpose entity requirements set forth in the Mortgage Loan Documents until the earlier of the date on which (1) Original Borrower has transferred all of its right, title and interest in the Pledged Collateral in accordance with the terms of the Defeasance Documents, or (2) all Secured Obligations have been paid in full and satisfied.

(xi)             Value. The fair market value of the Mortgaged Property is greater than the fair market value of the Securities. Original Borrower has received reasonably equivalent value in exchange for the transfers contemplated by the Defeasance Documents.

(xii)           No Intent to Hinder Creditors. The pledge of the Securities to Lender and the transfer of the Securities to Successor Borrower are not done in contemplation of insolvency or bankruptcy or with an intent to hinder, delay or defraud any of Original Borrower’s creditors.

(xiii)          No Insolvency. Original Borrower is not insolvent immediately before signing this Agreement and is not being rendered insolvent by the pledge of the Securities to Lender or by the transfer of the Securities to Successor Borrower.

(xiv)         Not Unreasonably Small Capital. The assets owned by Original Borrower immediately after giving effect to the pledge of the Securities to Lender and the transfer of the Securities to Successor Borrower represent an amount of capital that is not unreasonably small for the business in which Original Borrower is engaged, and Original Borrower does not intend to engage in any other business for which such capital would be unreasonably small.

(xv)           No Intent to Incur Debts Beyond Ability to Pay. At the time of the pledge of the Securities to Lender and the transfer of the Securities to Successor Borrower, Original Borrower does not intend to, or believe that it will, incur debts that would be beyond its ability to pay as such debts mature.

(xvi)         Purpose. Original Borrower’s purpose in entering into the Defeasance is to facilitate a disposition of property or other customary commercial transaction and not as part of an arrangement to collateralize the REMIC pool evidenced by the Certificates with obligations that are not real estate mortgages.

(xvii)       Litigation. No litigation or other proceeding is now pending or, to Original Borrower’s best knowledge, threatened against Original Borrower, wherein an unfavorable decision (1) would affect Original Borrower’s title to the Pledged Collateral, or (2) might reasonably be expected to result in a material adverse change in the financial condition of Original Borrower or its ability to legally perform its obligations under the Defeasance Documents.

(xviii)       No Indebtedness. Neither Original Borrower, nor the holder of any direct or indirect interest in Original Borrower, has incurred any indebtedness (including, but not limited to, any mezzanine debt, preferred equity debt, pari passu debt, senior secured debt, subordinate secured debt, or B-note debt) related to Original Borrower or the Mortgaged Property, other than the Mortgage Loan, indebtedness specifically authorized by the Mortgage Loan Documents, and any debt associated with the refinancing of the Mortgage Loan which is secured only by the Mortgaged Property. The Mortgage Loan Documents are not cross-collateralized or cross-defaulted with any other indebtedness and the Defeasance does not require notice to, or the consent of, the holder of any other indebtedness.

(xix)       Transfers. Except as specifically permitted by the Mortgage Loan Documents, Original Borrower has not sold, assigned, transferred, conveyed, pledged, granted a lien on or security interest in, encumbered, or otherwise disposed of (1) any direct interest in Original Borrower, (2) any indirect interest in Original Borrower, or (3) any direct or indirect interests in Original Borrower’s manager or managing member.

(b)       Effective as of the assumption of the obligations of Original Borrower hereunder, Successor Borrower shall be deemed to have made the following representations, warranties and covenants:

(i)                 Rights in Pledged Collateral. The Securities exist and all information set forth in the Accountant’s Report and the schedules thereto is accurate and complete in all material respects. Successor Borrower is and, as to all Pledged Collateral acquired by Pledgor from time to time after the date hereof will be, the owner of good and marketable title to all of the Pledged Collateral, subject to only the liens granted to Lender pursuant to this Agreement. None of the Securities is subject to prepayment call or early redemption, and all of the Securities are payable in United States Dollars.

(ii)            No Liens or Other Financing Statements. Except for the liens granted to Lender under this Agreement and financing statements filed or to be filed with respect to and covering the lien granted by Original Borrower pursuant to this Agreement, Successor Borrower:

(A)              holds the Pledged Collateral now existing, free and clear of any lien, claim, or encumbrance;

(B)              has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral, and shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Lender; and

(C)              has not authorized and has no knowledge of any control agreement or financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral.

Section 7.	Intermediary Representations, Warranties and Covenants.

Intermediary hereby represents, warrants and covenants that:

(a)       it is a Securities Intermediary and will at all times act in that capacity in connection with the Pledged Collateral;

(b)       it is an Eligible Institution;

(c)       all of the Securities are U.S. Obligations;

(d)       the Securities have been received by Intermediary and credited to the Participant’s Securities Account maintained by Intermediary at the Federal Reserve Bank free and clear of any liens, claims, interests or encumbrances (other than the lien created under the Defeasance Documents) created by, or claimed through, the Intermediary;

(e)       the Pledged Collateral Account is, and will at all times be maintained as, a “securities account” within the meaning of Section 8-501(a) of the Code;

(f)       the Pledged Entitlements have been and will continue to be credited, by accurate book entry, to and maintained in, the Pledged Collateral Account maintained by Intermediary for the benefit of Lender, and Lender is the holder of all Security Entitlements with respect to the Securities;

(g)       it will at all times maintain the Pledged Collateral Account at the current Intermediary Office Location, provided however, if Intermediary intends to move the Pledged Collateral Account to another location, it shall provide the Lender with not less than thirty (30) days prior written notice and the Intermediary shall cooperate with Lender in ensuring Lender’s continuing perfected security interest in the Pledged Collateral Account as required under the Code, including without limitation, the execution of any and all documents required to continue the Lender’s perfected security interest in the Pledged Collateral Account;

(h)       Lender has and shall continue to have “control” (as defined in Section 8-106 of the Code) over the Securities, the Pledged Entitlements and the other Pledged Collateral;

(i)       it has received no actual notice of, and has no actual knowledge of, any “adverse claim” (as defined in the Code) or lien or encumbrance as to the Pledged Collateral (including, but not limited to, any claim, lien or encumbrance in favor of the United States or any state) (other than the lien created under the Defeasance Documents);

(j)       each item of property (including, but not limited to, any item of “investment property” (as defined under the Code), security instrument or cash, and every Security Entitlement in any of the foregoing) credited to the Pledged Collateral Account shall be treated by Intermediary as a Financial Asset subject to this Agreement;

(k)       without limitation of any of the foregoing, it shall comply with all written Entitlement Orders originated by Lender without consent of Original Borrower or any other Person, and shall not accept Entitlement Orders from any Person other than Lender except as authorized in writing by Lender; and

(l)       it does not have, and will not take, a security interest in the Pledged Collateral or the Pledged Collateral Account, other than as custodian for the sole benefit of Lender, nor will it exercise any offset rights against the Pledged Collateral or the Pledged Collateral Account, and any security interest in the Pledged Collateral or the Pledged Collateral Account in favor of Intermediary that exists in violation of this provision shall be null and void.

Section 8.	Covenants Concerning the Pledged Collateral.

Intermediary and Pledgor hereby covenant, each as to itself, that:

(a)       Waiver of Liens. It waives and releases, solely for the benefit of Lender, any and all claim, lien, encumbrance or right of set off that it may now or hereafter have against the Pledged Collateral or any portion thereof.

(b)       Protection of Lender’s Security. It shall not take any action that impairs the rights of Lender in the Pledged Collateral or the perfection of the security interests created hereunder.

(c)       Payments. So long as no Event of Default shall have occurred and be continuing, all distributions, cash, interest, earnings, return of capital or other payments made in respect of the Pledged Collateral shall be deposited in the Pledged Collateral Account and utilized in accordance with the provisions of the Defeasance Documents (which utilization shall include, without limitation, the payment of scheduled installments due under the Note and the final payment on the Final Payment Date of the entire balance of the Mortgage Loan). At all times, whether before or during the continuation of any Event of Default, all rights to enforce and collect payments in respect of the Pledged Collateral or to direct the disposition thereof shall be exercised exclusively by Lender and the proceeds of any such exercise shall be applied to Pledgor’s obligations under the Defeasance Documents. In the event that any payments in respect of the Pledged Collateral are made directly to Pledgor, Pledgor shall hold such amounts as agent and trustee for Lender, segregate all amounts received pursuant thereto in a separate account and pay such amounts promptly to or as directed by Lender.

(d)       Transfers or Liens. Except for the transfer of the Pledged Collateral by Original Borrower to Successor Borrower contemplated herein and in the Defeasance Assumption Agreement, it shall not (i) sell, convey, assign or otherwise dispose of, or grant any security interest, pledge, covenant, lien, option, right, warrant, or other encumbrance, whether junior or senior to the interest of Lender with respect to any of the Pledged Collateral, except to the extent Intermediary is permitted or required to transfer its rights and obligations to a successor pursuant to Sections 4 and 7 of the Account Agreement, or (ii) create or, by its action or inaction, permit to exist any lien upon or with respect to any Pledged Collateral, except for the lien evidenced by this Agreement.

Section 9.	Default; Remedies upon Default; Obtaining the Pledged Collateral upon Event of Default.

(a)           The occurrence and continuation of one or more of the following shall constitute an “Event of Default” hereunder:

(i)       Any default in the payment when due of any principal of or interest on the Mortgage Loan, including the payment of the entire balance of the Mortgage Loan due on the Final Payment Date, or default in the payment when due of any other amount payable with respect to the Secured Obligations, after the expiration of any applicable grace periods; or

(ii)       Any representation, warranty or certification made by any Person for the benefit of Lender in any Defeasance Document (or in any modification or supplement thereto), or in any certificate, report, financial statement or other item furnished to Lender in connection with this transaction shall prove to have been false or misleading in any material respect as of the time made or furnished and, if this shall be a result of conduct of a party other than Successor Borrower, such default results, or is likely, in Lender’s reasonable determination to result, in a default under Section 9(a)(i); or

(iii)       Any of the Defeasance Documents shall be rescinded (other than as a result of the termination of the Account Agreement by Lender and failure to appoint a substitute intermediary) or declared null and void, or shall fail to create or perfect the liens, rights, powers and privileges purported to be created thereby (including a perfected security interest in and lien on all of the Pledged Collateral, subject to no equal or prior lien) and, if this shall be a result of conduct of a party other than Original Borrower or Successor Borrower, such default results, or is likely, in Lender’s reasonable determination to result, in a default under Section 9(a)(i); or

(iv)       The Pledged Collateral or any part thereof or interest therein, or any direct or indirect interest in Successor Borrower becomes subject to any security interest, pledge, covenant, lien, or other encumbrance, whether junior or senior to the interest of Lender; or

(v)       The Pledged Collateral or any part thereof or interest therein, or any direct interest in Successor Borrower, or more than 49% of the indirect interests, in the aggregate, in Successor Borrower or in its manager, managing member or sole member, is sold, assigned, transferred, conveyed, or otherwise disposed of or is the subject of any attempted sale, assignment, transfer or conveyance without written consent of Lender and the Rating Agencies; or

(vi)       Any party to the Defeasance Documents other than Lender shall default in the performance of any of the other obligations to Lender under the Defeasance Documents and such default shall continue unremedied for a period of thirty (30) days after notice thereof and, if this shall be a result of conduct of a party other than Original Borrower or Successor Borrower, such default results, or is likely, in Lender’s reasonable determination to result, in a default under Section 9(a)(i); or

(vii)       Original Borrower (prior to the expiration of any preference period affecting the Pledged Collateral) or Successor Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(viii)       Original Borrower (prior to the expiration of any preference period affecting the Pledged Collateral) or Successor Borrower shall make a general assignment for the benefit of its creditors; or

(ix)       Successor Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by or on behalf of any person seeking the termination, dissolution or liquidation of Successor Borrower; or

(x)       Successor Borrower shall at any time cease to be a Single Purpose Entity; or

(xi)       In any proceeding under the United States Bankruptcy Code (as now or hereafter in effect) in which Successor Borrower or Intermediary is debtor or under any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or readjustment of debts, or fraudulent conveyances with respect to Successor Borrower’s assets or assets held by Intermediary, any aspect of the transaction effected pursuant to the Defeasance Documents or any exercise by Lender of its rights or remedies thereunder, is challenged, voided, rescinded or set aside, or is subject to any stay or injunction; or

(xii)       A proceeding or case shall be commenced, with or without the application or consent of Original Borrower (prior to the expiration of any preference period affecting the Pledged Collateral) or Successor Borrower as debtor, seeking (1) such debtor’s liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of such debtor for all or any part of its assets, (3) relief in respect of such debtor under the United States Bankruptcy Code or (4) similar relief in respect of such debtor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and in any such proceeding in which Original Borrower is the debtor any claim shall be asserted that all or any portion of the Pledged Collateral is an asset of the debtor’s estate, or any aspect of the transaction effected pursuant to the Defeasance Documents, or any exercise by Lender of its rights or remedies thereunder, is challenged, voided, rescinded or set aside, or is subject to any stay or injunction; or

(xiii)       Original Borrower or Successor Borrower shall take any action that (1) causes any REMIC formed pursuant to the Pooling and Servicing Agreement to lose its status as a REMIC or (2) subjects any such REMIC to any tax under Chapter I, Subchapter M of the IRC.

(b)       If an Event of Default shall have occurred and be continuing, uncured beyond any applicable grace period, then and in every such case, Lender may, at its sole option, take any one or more or all of the following actions:

(i)       instruct the Obligor or Obligors on the Securities or any agreement, instrument or other obligation constituting Pledged Collateral to make any payment required by the terms of such instrument, agreement or obligation directly to or as directed by Lender;

(ii)       cause all book entries in the records of Intermediary with respect to the Securities to be changed or modified to show Lender or a designee of Lender as the record owner of the Securities;

(iii)       exercise all the rights and remedies of a secured party under the Code with respect to the Pledged Collateral;

(iv)       seek specific performance of, or enjoin actions in violation of, any party’s obligations to Lender under the Defeasance Documents; and

(v)       exercise all other available rights, privileges and remedies, at law or in equity, with respect to the Pledged Collateral, and may exercise such rights and remedies either in the name of Lender or in the name of Pledgor for the use and benefit of Lender to the fullest extent permitted by applicable law.

(c)          The proceeds of the exercise by Lender of any remedy hereunder shall be paid to Lender and applied, in such order of priority and amounts as Lender in its discretion shall deem proper, to:

(i)       the payment of all costs and expenses of any suit and of all proper compensation, expenses, liabilities and advances, including reasonable expenses and attorneys’ fees, owed to, incurred by or made by Lender and all taxes, assessments or liens superior to the lien hereof;

(ii)       the payment of all amounts due and owing in respect of the Secured Obligations;

(iii)       the payment of the reasonable expenses of the Lender or Servicer or any other party to the Pooling and Servicing Agreement with respect to its obligations thereunder and the reasonable fees or expenses of any party to the Defeasance Documents (other than Original Borrower or Successor Borrower) to the extent the same is permitted in such Defeasance Document; and

(iv)       the balance, if any, to Pledgor or to another Person lawfully entitled thereto as determined by a court of competent jurisdiction.

(d)         The parties acknowledge and agree that the Securities are sold on a recognized market and, accordingly, Lender need not furnish Pledgor with notice of its intention to sell the Securities. If, however, applicable law requires such notice, then upon the occurrence and during the continuance of an Event of Default, Lender may, upon ten (10) Business Days prior written notice to Pledgor of the time and place (except as provided to the contrary in the final sentence of this paragraph), sell, assign or otherwise dispose of all or any part of the Pledged Collateral or any part thereof that shall then be in, or shall thereafter come into, the possession, custody or control of Lender or any of its agents, at such place or places as Lender deems appropriate, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or required by applicable statute, and cannot be waived), and Lender or anyone else may be the purchaser, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of any kind, including any right of equity of redemption (statutory or otherwise) of Pledgor, and Pledgor hereby expressly waives and releases any such demand of performance, notice (other than the notice set forth above and any non-waivable statutory notice) and right of equity of redemption. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 9(d) shall be applied in accordance with Section 9(c) hereof.

(e)       Private Sale. Lender shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 9(d) hereof conducted in a commercially reasonable manner and in accordance with the Code. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which the Pledged Collateral may have been sold at any such private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Lender accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

Section 10.	No Waiver; Cumulative Remedies.

(a)       No failure on the part of Lender to exercise, no course of dealing with respect to, and no delay on the part of Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(b)       In the event Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case, Pledgor, Lender and each other party to any of the Defeasance Documents shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Lender shall continue as if no such proceeding had been instituted.

Section 11.	Lender May Perform; Lender Appointed Attorney-in Fact.

If Pledgor fails to do any act or thing that Pledgor has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached and such breach continues beyond any applicable grace or notice period, Lender or Servicer may (but shall not be obligated to), upon prior written notice to Pledgor specifying the action to be taken, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Lender or Servicer (including, but not limited to, reasonable legal expenses and disbursements) shall be paid by Pledgor promptly upon demand therefor, with interest at the default rate specified in the Note, during the period from the date on which such payment is made to and including the date of repayment. Pledgor hereby authorizes Lender and Servicer and appoints Lender and Servicer as its attorneys-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Lender’s or Servicer’s reasonable discretion upon five (5) days prior written notice to Pledgor to take any action and to execute any instrument which is consistent and in accordance with the terms of this Agreement and the other Defeasance Documents and which Lender or Servicer may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and the other Defeasance Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 11.

Section 12.	Modification in Writing.

This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Pledgor or Lender, but only by an agreement in writing and signed by all the parties hereto. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, the other Defeasance Documents or applicable law, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

Section 13.	Termination; Release.

When all of the Secured Obligations have been satisfied, performed in full, and released, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Defeasance Documents, Lender shall upon the request and at the sole cost and expense of Successor Borrower forthwith assign, transfer and deliver, and shall direct Intermediary, to assign, transfer and deliver, to Successor Borrower against receipt and without express or implied recourse to or warranty by Lender (a) such of the Pledged Collateral to be released as may be in possession of Lender or Intermediary and as shall not have been sold or otherwise applied pursuant to the terms hereof, and (b) proper instruments (including UCC termination statements) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

Section 14.	Notices.

All notices or other communications hereunder by any party to the other party shall be in writing and shall be delivered by first class certified mail, postage prepaid, return receipt requested or by nationally-recognized commercial overnight courier. Such notices or communications shall be deemed to be received by the addressee on the third (3rd) Business Day following the day such notice is deposited with the United States postal service first class certified mail, postage prepaid, return receipt requested, or on the first (1st) day after deposit with such overnight courier, in either case addressed to the address set forth below for the party to whom such notice is to be given, or to such other address as Pledgor, Lender or Intermediary, as the case may be, shall in like manner designate by written notice given in accordance with this Section 14. Except where notice is specifically required by this Agreement, another of the Defeasance Documents, the Note, or applicable law, no notice or demand by Lender in any case shall entitle the recipient to any other or further notice or demand from Lender in similar or other circumstances.

Original Borrower:	Ionis Gazelle, LLC 2855 Gazelle Court Carlsbad, California 92010
Intermediary:	U.S. Bank Trust Company, National Association LM-AZ-X16P 101 North 1st Avenue, Suite 1600 Phoenix, Arizona 85003 Attention: Corporate Trust Services
Lender:

Midland Loan Services,

a division of PNC Bank, National Association

10851 Mastin Boulevard, Suite 700

Overland Park, Kansas 66210

Attention: Asset Management

Loan Nos. 30298801 (A-1), 30298824 (A-2), and 30298825 (A-3)

Section 15.	Continuing Security Interest; Assignment.

This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon each party hereto and each of its successors and assigns, and (b) inure to the benefit of Lender and its successors and assigns. Without limiting the generality of the foregoing clause (b), Lender may assign or otherwise transfer any of the Secured Obligations to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender, herein or otherwise. Except for the assignment to Successor Borrower contemplated by the terms and conditions of the Defeasance Assumption Agreement, Pledgor shall not, without the written consent of Lender and, if necessary, each rating agency that has issued a rating of the Certificates, assign its rights under this Agreement.

Section 16.	Governing Law; Venue.

THE INTERMEDIARY AGREES THAT FOR ALL PURPOSES, INCLUDING SECTION 8-110(e) OF THE NEW YORK CODE AND SECTION 357 OF THE FEDERAL BOOK-ENTRY REGULATIONS, THE STATE OF NEW YORK SHALL BE THE “SECURITIES INTERMEDIARY’S JURISDICTION”.

THIS AGREEMENT, THE CREATION, ATTACHMENT, PERFECTION, EFFECT OF PERFECTION OR NON-PERFECTION AND PRIORITY OF THE RIGHTS AND INTERESTS OF LENDER IN THE PLEDGED COLLATERAL, AND ALL OTHER RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE, INCLUDING THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE AND INCLUDING NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT REGARD TO LAWS OF THE STATE CONCERNING CONFLICTS OF LAWS OR CHOICE OF FORUM.

PLEDGOR, LENDER AND INTERMEDIARY HEREBY IRREVOCABLY SUBMIT TO PERSONAL JURISDICTION IN THE STATE AND TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT OR ANY OTHER DEFEASANCE DOCUMENT OR ANY ACTION RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS CREATED BY OR UNDER THE DEFEASANCE DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE STATE. PLEDGOR, LENDER AND INTERMEDIARY HEREBY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE AND OF FEDERAL COURTS LOCATED IN THE STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE FOR PURPOSES OF ANY ACTION. PLEDGOR, LENDER AND INTERMEDIARY HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE TO ANY ACTION OR A MOTION TO TRANSFER VENUE OF ANY ACTION, (I) ANY CLAIM THAT IT IS NOT SUBJECT TO SUCH JURISDICTION; (II) ANY CLAIM THAT ANY ACTION MAY NOT BE BROUGHT AGAINST IT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THOSE COURTS, OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (III) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM; OR (IV) THAT THE VENUE FOR THE ACTION IS IN ANY WAY IMPROPER.

Section 17.	Severability of Provisions.

Any provision of this Agreement which is prohibited or determined by a court of law to be unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18.	Electronic Signatures; Counterparts.

This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Code or other Signature Law due to the character or intended character of the writings.

Section 19.	Headings.

The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 20.	Entire Agreement; Successors and Assigns.

This Agreement, together with those other agreements referenced herein, constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. This Agreement shall be binding upon and, subject to Section 15 above, shall inure to the benefit of the successors and assigns of the parties hereto.

Section 21.	Limitation on Duty of Lender in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, Lender shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, and shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Lender in good faith.

Section 22.	Indemnification.

Original Borrower agrees to indemnify Lender, Intermediary (including in its capacity as Custodian), Servicer, and their respective directors, officers, stockholders, affiliates, employees, agents, successors and assigns (collectively, the “Indemnitees”) and hold such Indemnitees harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (each a “Claim” and collectively “Claims”), including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with Original Borrower’s or Indemnitee’s actions or failure to act hereunder or in connection with any investigative, administrative or judicial proceedings (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of the Pledged Collateral, this Agreement, or the other Defeasance Documents (including, without limitation, any such proceeding by Original Borrower against any Indemnitee or by any Indemnitee against Original Borrower (but only as to Claims arising from acts or omissions of Original Borrower and to the extent that Indemnitee is the prevailing party)); provided that no Indemnitee shall have the right to be indemnified hereunder for its own negligence or willful misconduct as finally determined by a court of competent jurisdiction. The provisions of this Section 22 shall survive the termination of this Agreement, the discharge of the obligations of Original Borrower, its successors and assigns under this Agreement, and the removal or resignation of Intermediary.

Section 23.	Authority.

Any Person executing this Agreement in a fiduciary or other representative capacity represents that it has full power and authority to do so and that any applicable or required court, limited liability company, partnership, corporate or other authority has been duly and properly given and continues as of the date hereof.

Section 24.	Insufficient Funds.

Successor Borrower shall immediately deposit into the Pledged Collateral Account an amount sufficient to pay any shortfall if, at any time, funds available in the Pledged Collateral Account are insufficient to satisfy all obligations then due under the Note or under any other Defeasance Document arising because the Securities are insufficient to make scheduled payments of interest and principal as required under the Note, including payment of the Mortgage Loan in full on the Final Payment Date, without taking into account (a) reinvestment income, or (b) failure by any Obligor to satisfy its obligations under the Securities.

Section 25.	Waiver of Trial by Jury.

PLEDGOR, LENDER AND INTERMEDIARY EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER MAY EXIST WITH REGARD TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PLEDGOR, LENDER AND INTERMEDIARY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH A RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. PLEDGOR, LENDER AND INTERMEDIARY EACH IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

Section 26.	Rights and Protections of the Intermediary.

(a)       Any permissive right of the Intermediary as set forth in this Agreement or in any of the Defeasance Documents shall not be construed as a duty;

(b)       In performing its duties hereunder, the Intermediary shall be entitled to rely conclusively on any opinions, Entitlement Orders or instructions, certificates, reports, or other information delivered or provided to it pursuant to the Defeasance Documents, and shall be entitled to conclusively rely upon same without any duty or obligation to recompute, validate, verify or re-evaluate any of the amounts or other information stated therein;

(c)       The Intermediary shall not be liable under this Agreement for anything other than a breach of its duties arising out of its own negligence, bad faith, willful misconduct, or a breach of its representations and warranties made under the Defeasance Documents;

(d)       The Intermediary shall not have any responsibility or liability for or with respect to the compliance by the other parties to the Defeasance Documents, or with respect to any warranty or representation made by any other party;

(e)       The Intermediary shall not be charged with actual knowledge of any Event of Default until (i) notice is provided in accordance with Section 14 hereof, or (ii) a responsible officer of the Intermediary obtains actual knowledge of such Event of Default;

(f)       The Intermediary shall have no obligation to pursue any action that is not in accordance with applicable law. In no event shall the Intermediary be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; and

(g)       Any Person into which the Intermediary may be merged or converted or with which either may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Intermediary shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Intermediary shall be the successor of the Intermediary hereunder without the execution or filing of any paper or further act on the part of the Intermediary; provided, however, (i) such entity must be an Eligible Institution, and (ii) such entity must be deemed to have assumed all of the obligations of the Intermediary under the Defeasance Documents by operation of law or by written agreement. Nothing in this provision shall impair Lender’s termination rights under Section 7 of the Account Agreement.

The Intermediary shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Intermediary in each capacity for which it serves under the Defeasance Documents including, without limitation, as Custodian.

Section 27.	Priority of Notes.

Notwithstanding any other term of this Agreement, the Defeasance Documents, or the Mortgage Loan Documents to the contrary, the parties hereby acknowledge and agree that for so long as the Mortgage Loans remain outstanding, each of the Notes has equal priority with each of the other Notes, and no portion of any Mortgage Loan has priority or preference over any portion of any other Mortgage Loan. If for any reason the funds available in the Pledged Collateral Account are insufficient to satisfy all obligations then due under each of the Notes and the Defeasance Documents (including payments of each of the Mortgage Loans in full on the Final Payment Date), then any payment, whether principal or interest, under any of the Notes and any proceeds from the sale of the Pledged Collateral will be applied to the Mortgage Loans on a pro rata basis, based on the outstanding principal balance of each of the Mortgage Loans at the time such insufficiency occurs. Notwithstanding the foregoing, nothing in this Section 27 modifies any of Successor Borrower’s obligations under the Defeasance Documents, including Successor Borrower’s obligations under Section 24 of this Agreement.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

Original Borrower:	IONIS GAZELLE, LLC, a Delaware limited liability company

By:	Ionis Pharmaceuticals, Inc., a Delaware corporation, its Sole Member

By:	/s/Elizabeth L. Hougen
Elizabeth L. Hougen
Executive Vice President & Chief Financial Officer

Signature page for Ionis Gazelle

Defeasance Pledge Agreement

Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2017-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C3

By:	Midland Loan Services, a division of PNC Bank, National Association, Servicer and Attorney-in-Fact

By:	/s/Wm. Dugger Schwartz

Name:	Wm. Dugger Schwartz
Title:	Senior Vice President Servicing Officer

Signature page for Ionis Gazelle

Defeasance Pledge Agreement

U.S. Bank Trust Company, National Association, a national banking association, acting in its capacity as Securities Intermediary, hereby acknowledges its agreement to be bound by the provisions set forth in Sections 6(a)(viii), 7, 8, 9(b), 12, 14, 15, 16, 22, 25 and 26 of this Agreement, as of the date first above written.

Intermediary:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association

By:	/s/Linda Riley
Name:	Linda Riley
Title:	Vice President

Signature page for Ionis Gazelle

Defeasance Pledge Agreement

EXHIBIT A

DETAIL OF THE GOVERNMENT SECURITIES

Ionis Gazelle Defeasance

	CUSIP	Settlement	Maturity
Type	Number	Date	Date
T-BILL	912796N96	20-Oct-22	03-Nov-22
T-BILL	912796X95	20-Oct-22	05-Jan-23
T-BILL	912796XT1	20-Oct-22	02-Feb-23
T-BILL	9I2796YB9	20-Oct-22	02-Mar-23
T-NOTE	91282CCD1	20-Oct-22	31-May-23
T-NOTE	91282CCK5	20-Oct-22	30-Jun-23
T-NOTE	91282CCN9	20-Oct-22	31-Jul-23
T-NOTE	9I282CDD0	20-Oct-22	31-Oct-23
T-NOTE	91282CDV0	20-Oct-22	31-Jan-24
T-NOTE	912828W48	20-Oct-22	29-Feb-24
T-NOTE	91282CEG2	20-Oct-22	31-Mar-24
T-NOTE	9128286R6	20-Oct-22	30-Apr-24
T-NOTE	91282CFA4	20-Oct-22	31-Jul-24
T-NOTE	9128282U3	20-Oct-22	31-Aug-24
T-NOTE	912828YH7	20-Oct-22	30-Sep-24
T-NOTE	9128283P3	20-Oct-22	31 -Dec-24
T-NOTE	9128284F4	20-Oct-22	31-Mar-25
T-NOTE	912828ZW3	20-Oct-22	30-Jun-25
T-NOTE	9128285C0	20-Oct-22	30-Sep-25
T-NOTE	9128285T3	20-Oct-22	31-Dec-25
T-NOTE	91282CBH3	20-Oct-22	31-Jan-26
T-NOTE	91282CBQ3	20-Oct-22	28-Feb-26
T-NOTE	91282CBT7	20-Oct-22	31-Mar-26
T-NOTE	91282CCJ8	20-Oct-22	30-Jun-26
T-NOTE	91282CCW9	20-Oct-22	31-Aug-26
T-NOTE	91282CDK4	20-Oct-22	30-Nov-26
T-NOTE	91282CEC1	20-Oct-22	28-Feb-27
FHLB	3130ATQT7	20-Oct-22	05-Apr-27

EXHIBIT B

ACCOUNTANT’S REPORT

[***]

EXHIBIT C

PERMITTED INVESTMENTS

All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

Permitted Investments means any one or more of the following obligations or securities payable in United States Dollars on demand or on a scheduled maturity on or before the Business Day immediately preceding the date upon which the funds in the Pledged Collateral Account are required to be drawn, with maturities of not more than 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

(i)       obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(ii)      Federal Housing Administration debentures;

(iii)     obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(iv)     federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days, of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(v)      Federal Deposit Insurance Corporation fully insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(vi)     debt obligations with maturities of not more than 365 days and rated by each Rating Agency in its highest long-term unsecured rating category (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(vii)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency in its highest short-term unsecured debt rating (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause (1) must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (2) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (3) must not be subject to liquidation prior to their maturity;

(viii)   units of taxable money market mutual funds issued by regulated investment companies which seek to maintain a constant net asset value per share (including the Goldman FS Government MM Fund #465 (FGTXX) CUSIP #38141W273 (the “Fund”)) so long as such fund is rated by each Rating Agency that rates such fund in its highest long-term unsecured debt ratings category (or, if not rated by each Rating Agency, otherwise acceptable to each Rating Agency, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates);

(ix)      any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates; and

(x)      such obligations as are included in the definition of “Permitted Investments” in the Pooling and Servicing Agreement or are otherwise acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Trustee, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that, with respect to clause (ix) above, in the judgment of the Master Servicer, Special Servicer or Trustee, as applicable, such instrument qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the United States Internal Revenue Code earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (a) such instrument or security evidences a right to receive only interest payments, (b) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment, or (c) such investments have a maturity in excess of one year.

 EXHIBIT D

SINGLE PURPOSE ENTITY REQUIREMENTS

“Single Purpose Entity” means (a) with respect to an existing Successor Borrower, the single purpose entity provisions in such entity’s formation documents, or (b) with respect to a new Successor Borrower formed pursuant to this Agreement, a business trust, corporation, limited partnership, or limited liability company (for purposes of this definition, the “Entity”) which, at all times since its formation and thereafter for so long as any of the Secured Obligations remain outstanding and not discharged in full:

(i)                was and will be organized solely for the purpose of owning the Pledged Collateral and other similar collateral (collectively “Pool Defeasance Collateral”) owned by such Entity in connection with the defeasance of securitized loans from UBS Commercial Mortgage Trust 2017-C3, Commercial Mortgage Pass-Through Certificates, Series 2017-C3 securitization (the “UBSCM 2017-C3 Pool”) and performing and complying with the Defeasance Documents and other documents executed in connection with loans defeased from the UBSCM 2017-C3 Pool (“Pool Defeasance Documents”), and has not and will not engage in any business unrelated to such purposes;

(ii)              has not and will not have any assets other than the Pledged Collateral and Pool Defeasance Collateral;

(iii)             has not and will not transfer, convey, grant, assign or pledge or permit the transfer, conveyance, granting, assignment or pledge of any of its assets or any interest therein except for the pledge of Pool Defeasance Collateral to Lender in connection with other Pool Defeasance Transactions;

(iv)             has not and will not fail to correct any misunderstanding by a third party regarding the separate identity of such Entity when such Entity is aware of such misunderstanding;

(v)              has not permitted, cooperated with or sought involuntarily and will not permit, cooperate with or seek involuntarily the occurrence of any (1) bankruptcy, insolvency or reorganization petition or any relief under any laws relating to the relief from debts or the protection of debtors generally; (2) the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official; or (3) assignment for the benefit of creditors with respect to any beneficiary, partner or member of the Entity;

(vi)             has maintained and will maintain its accounts, books and records separate from any other person or entity;

(vii)            has maintained and will maintain its books, records, resolutions and agreements as official records;

(viii)           has not commingled and will not commingle its funds or assets with those of any other person or entity;

(ix)              has held and will hold its assets in its own name;

(x)               has conducted and will conduct its business in its name;

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(xi)              has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity;

(xii)             has paid and will pay its own liabilities out of its own funds and assets;

(xiii)            has observed and will observe all trust, partnership, corporate or limited liability company formalities, as applicable;

(xiv)            has maintained and will maintain an arms-length relationship with its affiliates;

(xv)             has and will have no obligations other than the obligations under the Defeasance Documents and other Pool Defeasance Documents;

(xvi)            has not and will not assume any contingent obligations;

(xvii)           has not acquired and will not acquire obligations or securities of its beneficiaries, partners, members or shareholders (as the case may be);

(xviii)          has allocated and will allocate fairly and reasonably shared expenses with any affiliates, including, shared office space, and uses separate stationery, invoices and checks;

(xix)            has not and will not pledge its assets for the benefit of any other person or entity other than to Lender pursuant to the Defeasance Documents and other Pool Defeasance Documents;

(xx)             has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

(xxi)            has not made and will not make loans to any other person or entity;

(xxii)           has not and will not identify its beneficiaries, partners, members or shareholders (as the case may be), or any affiliates of any of them as a division or part of it;

(xxiii)          has not entered and will not enter into or be a party to, any transaction other than the transaction described in the Defeasance Documents or Pool Defeasance Transactions;

(xxiv)          has paid and will pay the salaries of its own employees from its own funds;

(xxv)           has maintained and will maintain adequate capital in light of its contemplated business operations;

(xxvi)          has not and will not hold out its credit as being available to satisfy the obligations of any member, affiliate or other person;

(xxvii)         if such Entity is a limited liability company or limited partnership, then such Entity shall continue (and not dissolve) for so long as a solvent member or partner, as applicable, exists, and such Entity’s organizational documents shall so provide;

(xxviii)        will at all times comply with, and will not violate, the Single Purpose Entity provisions set forth herein;

D-2

(xxix)           has expressly incorporated these Single Purpose Entity provisions (or substantially similar provisions) into its organizational documents together with a provision requiring the prior written consent of the Lender to change, waive or amend any of such provisions for so long as the Secured Obligations remain outstanding; and

(xxx)            will conduct its business so that the assumptions made with respect to such Entity in any “substantive non-consolidation” opinion letter delivered in connection with any Pool Defeasance Transaction will continue to be true and correct in all respects.

In addition to the foregoing, for so long as any of the Secured Obligations remain outstanding and not discharged in full, such Entity will have an independent trustee, director or manager, or a trustee, general partner or manager that is a corporation that has among its directors an independent director, and the organizational documents for such Entity will provide that, without the unanimous consent of all trustees, managers, partners, or directors, including such independent trustee, director or manager, no person shall have authority on behalf of such Entity to:

(i)                seek the dissolution or winding up, in whole or in part, of such Entity;

(ii)               merge into or consolidate with any person or entity or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iii)              file a voluntary petition or otherwise initiate proceedings to have such Entity adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Entity, or file a petition seeking or consenting to reorganization or relief of such Entity as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to such Entity; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of such Entity or of all or any substantial part of the properties and assets of such Entity, or make any general assignment for the benefit of creditors of such Entity, or admit in writing the inability of such Entity to pay its debts generally as they become due or declare or effect a moratorium on such Entity’s debts or take any action in furtherance of any such action; or

(iv)             amend, modify or alter such provisions of such Entity’s organizational documents.

In addition to the foregoing, for so long as any of the Secured Obligations remains outstanding and not discharged in full, the organizational documents for such Entity shall provide that no trustee, manager, general partner or director of such Entity shall have authority to take any action in items (i) through (iv) above without the written consent of the holder of the Defeasance Documents.

For purposes of this definition, the term “independent” shall mean, with respect to any individual director, trustee, managing member or general partner, not being at the time of appointment as such director, trustee, managing member or general partner of any Entity, at any time after such appointment, or at any time in the five (5) years preceding such appointment (a) a direct or indirect legal or beneficial owner of such Entity or any of its affiliates, (b) a creditor, director, supplier, employee, officer, manager or contractor of such Entity or any of its affiliates, (c) a person who controls such Entity or any of its affiliates, or (d) a member of the immediate family of a person described in (a), (b) or (c) above.

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